EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 2, 1996, appearing in Cali Realty Corporation's Current Report on Form 8-K dated July 16, 1996, our report dated July 25, 1996, appearing in Cali Realty Corporation's Current Report on Form 8-K dated October 8, 1996, and our reports dated October 15, 1996 and October 17, 1996, appearing in Cali Realty Corporation's Current Report on Form 8-K dated October 29, 1996. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/Schonbraun, Safris, Sternlieb & Co., L.L.C.
----------------------------------------------
   Schonbraun, Safris, Sternlieb & Co., L.L.C.
Roseland, New Jersey
December 19, 1996